--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant                                                    [X]

  Filed by a Party other than the Registrant                                 [ ]

Check the appropriate box:

  [ ] Preliminary Proxy Statement

  [ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

  [X] Definitive Proxy Statement

  [ ] Definitive Additional Materials

  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ------------------------------------

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                (Name of Registrant as specified in its Charter)

         --------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:
--------------------------------------------------------------------------------
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

                                      LOGO

March 27, 2000

Dear Shareholder:

     On behalf of the Board of Directors of Potash Corporation of Saskatchewan Inc., we invite you to attend the Annual Meeting of Shareholders, which will be held on Thursday, May 11, 2000 at 10:30 a.m. (local time) at the Delta Bessborough, 601 Spadina Crescent East, Saskatoon, Saskatchewan, Canada.

     The Notice of Annual Meeting and Board of Directors Proxy Circular describing the formal business of the meeting and related proxy are enclosed.

     If you are unable to attend this year's meeting, please consider carefully the information described in the Proxy Circular and then complete and return your proxy in the envelope provided.

  Sincerely,

  [C.E. Childers Signature]                        [W.J. Doyle Signature]
  C. E. CHILDERS                                   W. J. DOYLE
                                                   President and Chief Executive
  Chairman                                         Officer

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                   PCS TOWER,   SUITE 500,   122 - 1ST AVENUE
                  SOUTH,   SASKATOON,   SASKATCHEWAN   S7K 7G3

                                      LOGO

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Potash Corporation of Saskatchewan Inc. (the "Corporation"), a Saskatchewan corporation, will be held on Thursday, May 11, 2000 at 10:30 a.m. (local time) at the Delta Bessborough, 601 Spadina Crescent East, Saskatoon, Saskatchewan, Canada for the following purposes:

1. to receive the financial statements of the Corporation for the year ended December 31, 1999 and the report of the auditors thereon;

2.   to elect directors;

3.   to appoint auditors for the Corporation; and

4. to transact such other business as may properly come before the meeting or any adjournments thereof.

     DATED at Saskatoon, Saskatchewan this 27th day of March, 2000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [John Hampton Signature]
                                          JOHN L.M. HAMPTON

                                          Secretary

Shareholders who are unable to attend in person are requested to date, sign and return, as soon as possible and in the envelope enclosed for that purpose, the enclosed form of proxy.

                                      LOGO

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                       BOARD OF DIRECTORS PROXY CIRCULAR
                         ANNUAL MEETING OF SHAREHOLDERS

                            SOLICITATION OF PROXIES

     THIS PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS (THE "BOARD") OF POTASH CORPORATION OF SASKATCHEWAN INC. (THE "CORPORATION"), A SASKATCHEWAN CORPORATION, AND CONSTITUTES A SOLICITATION BY OR ON BEHALF OF THE MANAGEMENT OF THE CORPORATION UNDER THE BUSINESS CORPORATIONS ACT (SASKATCHEWAN), FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION (THE "MEETING") TO BE HELD ON MAY 11, 2000 AND ANY ADJOURNMENTS THEREOF. All costs of solicitation will be borne by the Corporation. In addition to the mail, proxies may be solicited by telephone or in person by employees of the Corporation who will receive no additional compensation for such services. The Corporation has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies in Canada and the United States for total estimated fees of $17,500. In addition, the Corporation will reimburse brokers, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common shares of the Corporation (the "Shares") held by such persons.

     A shareholder who has given a proxy may revoke it at any time before it is exercised by attending the Meeting and voting in person or by replacing it with a duly executed proxy bearing a later date. In addition to revocation in either such manner, a shareholder giving a proxy may revoke the proxy by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered and principal executive office of the Corporation, Suite 500, 122 - 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

     This proxy circular and the accompanying Notice of Annual Meeting of Shareholders and proxy will first be sent or given to shareholders on or about March 27, 2000.

     Except as otherwise stated, the information contained herein is given as of February 29, 2000.

     Unless otherwise specified, all dollar amounts are expressed in United States dollars.

                                 VOTING SHARES

     There are 53,345,072 Shares of the Corporation outstanding as of February 29, 2000, each Share carrying the right to one vote.

     Each shareholder of record at the close of business on March 23, 2000 is entitled to vote at the Meeting the Shares registered in his or her name on that date except to the extent that he or she has transferred any of those Shares and the transferee has both established the transferee's ownership of the transferred Shares and demanded, not later than 10 days prior to the Meeting, that the Corporation recognize the transferee as the person entitled to vote the transferred Shares at the Meeting.

     The quorum for any meeting of shareholders is one or more persons present and holding or representing by proxy not less than 5% of the total number of outstanding Shares.

                              OWNERSHIP OF SHARES

     The following table sets forth information as of February 29, 2000, with respect to the beneficial ownership of Shares held by the executive officers of the Corporation named in the Summary Compensation Table herein and by all directors and executive officers of the Corporation.

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                                     AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP
NAME                                                                       (1)(2)(3)
-----------------------------------------------------------------------------------------------
  William J. Doyle                                                           194,298
-----------------------------------------------------------------------------------------------
  Charles E. Childers                                                        311,088
-----------------------------------------------------------------------------------------------
  Gary E. Carlson                                                             52,929
-----------------------------------------------------------------------------------------------
  James F. Dietz                                                              33,173
-----------------------------------------------------------------------------------------------
  John Gugulyn                                                               106,508
-----------------------------------------------------------------------------------------------
  Thomas J. Regan                                                             18,750
-----------------------------------------------------------------------------------------------
  All directors and executive officers as a group, including
     the above-named persons (24 persons)                                  1,347,393
----------------------------------------------------------------------------------------------------

(1) The number of Shares beneficially owned is reported on the basis of regulations of the Securities and Exchange Commission, and includes Shares that the individual has the right to acquire at any time within 60 days after February 29, 2000 and Shares directly or indirectly held by the individual or by certain family members over which the individual has sole or shared voting or investment power.
(2) Each of the directors and executive officers of the Corporation owned less than 1% of the Shares issued and outstanding as at February 29, 2000. The directors and executive officers of the Corporation as a group beneficially owned approximately 2.52% of the Shares issued and outstanding as at February 29, 2000.
(3) Includes Shares purchasable within 60 days after February 29, 2000 through the exercise of options granted by the Corporation, as follows: Mr. Doyle 153,500 Shares; Mr. Childers 310,000 Shares; Mr. Carlson 50,000 Shares; Mr. Dietz 27,500 Shares; Mr. Gugulyn 106,250 shares; Mr. Regan 18,750 Shares and directors and executive officers as a group, including the foregoing, 1,274,450 Shares.

     Listed below is the name and other information concerning persons known to the Corporation (from Corporation records and reports filed with the U.S. Securities and Exchange Commission on Schedule 13G) which owned, as of February 29, 2000, more than 5% of any class of the Corporation's voting securities:

----------------------------------------------------------------------------------------------------------
                                 NAME AND ADDRESS OF          AMOUNT AND NATURE OF
TITLE OF CLASS                     BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
----------------------------------------------------------------------------------------------------------
  Common Shares             Mackenzie Financial                 3,216,800(2)(3)               6.0%
                            Corporation
                            150 Bloor Street West Suite
                            M111
                            Toronto, Ontario M5S 3B5

  Common Shares             Philips, Hager & North              3,214,750(4)(5)               6.0%
                            Investment Management Ltd.
                            200 Burrard Street
                            Vancouver, B.C. V6C 3N5
----------------------------------------------------------------------------------------------------------

(1) Represents percent of Shares outstanding as of February 29, 2000.
(2) Such person has sole voting and dispositive power as to all 3,216,800
    Shares.
(3) As set forth in a Schedule 13G dated February 10, 2000.
(4) Such person has sole voting and dispositive power as to all 3,214,750
    Shares.
(5) As set forth in a Schedule 13G dated January 12, 1999.

     On November 15, 1999, the Corporation gave notice of its intention to make a normal course issuer bid. Under the bid, the Corporation may purchase on The Toronto Stock Exchange and the New York Stock Exchange, up to an aggregate of 2,700,000 Shares, representing approximately five percent of its Shares outstanding on November 15, 1999. The Corporation currently intends to repurchase its Shares when and if such purchases constitute an appropriate use of corporate funds. Shares purchased by the Corporation will be cancelled. To and including February 29, 2000, 986,800 shares have been repurchased by the Corporation. The repurchases will be made in accordance with applicable regulations over a maximum period of 12 months commencing November 19, 1999 and ending November 18, 2000. Shareholders may obtain a copy of the Corporation's notice of such bid, without charge, by contacting the Corporation's Senior Vice President, Corporate Relations.

                             ELECTION OF DIRECTORS

     The articles of the Corporation provide that the Board shall consist of a minimum of 6 directors and a maximum of 20, with the actual number to be determined from time to time by the Board. The Board has determined that at the present time there will be 13 directors.

     Proxies solicited hereby will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) who will, subject to the bylaws of the Corporation and applicable corporate law, hold office until the next annual meeting of shareholders or until their successors are elected or appointed in accordance with the bylaws or applicable corporate law. The affirmative vote of a plurality of the Shares present in person or by proxy at the Meeting and voted in respect of the election of directors is required to elect directors.

     The following table states the names and ages of all the persons to be nominated for election as directors, all other positions and offices with the Corporation now held by them, their present principal occupation or employment, the period during which present directors of the Corporation have served as directors, and the number of Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them.

--------------------------------------------------------------------------------

[Photo of I.           ISABEL B. ANDERSON                      Director Since 1989
  Anderson]                         Number of Shares Beneficially Owned -- 17,506*

                       Ms. Anderson, 60, of Calgary, Alberta, is a former
                       University of Saskatchewan economics professor and a specialist in international economics and Canadian public policy. She is President and Chief Executive Officer of A&L
                       Information Brokers, a consulting company.

                       Ms. Anderson is a member of the Executive Committee.
--------------------------------------------------------------------------------

[Photo of D.           DOUGLAS J. BOURNE                       Director Since 1990
  Bourne]                            Number of Shares Beneficially Owned -- 9,918*

                       Mr. Bourne, 76, of Houston, Texas, is former Chairman and
                       CEO of Battle Mountain Gold Company, a gold mining company, and of Duval Corporation, the mining subsidiary of Pennzoil
                       Company. He has held many positions in various fertilizer
                       and mining associations and is a director of Battle Mountain
                       Gold Company.

                       Mr. Bourne is Chairman of the Environmental Affairs
                       Committee.
--------------------------------------------------------------------------------

[Photo of C.           CHARLES E. CHILDERS                     Director Since 1989
  Childers]                        Number of Shares Beneficially Owned -- 311,088*

                       Mr. Childers, 67, of Tucson, Arizona, was Chief Executive
                       Officer of the Corporation from 1987 until his retirement on
                       June 30, 1999. He continues as Chairman of the Board. He has held many positions with fertilizer associations, including the presidency of the International Fertilizer Industry
                       Association. He is a director of Battle Mountain Gold
                       Company.

                       Mr. Childers is Chairman of the Executive Committee.
--------------------------------------------------------------------------------

[Photo of W. Doyle]    WILLIAM J. DOYLE                        Director Since 1989
                                   Number of Shares Beneficially Owned -- 194,298*

                       Mr. Doyle, 49, is President and Chief Executive Officer of the Corporation. He became President of PCS Sales in 1987, after a career with International Minerals and Chemical
                       Corporation. Active in fertilizer industry associations, he was elected chairman of the Potash & Phosphate Institute in 1999.

                       Mr. Doyle is a member of the Executive Committee.

--------------------------------------------------------------------------------

[Photo of W. Estey]    HONOURABLE WILLARD Z. ESTEY, Q.C.       Director Since 1990
                                    Number of Shares Beneficially Owned -- 25,200*

                       Mr. Estey, 80, of Toronto, Ontario, is counsel to Davies
                       Ward & Beck, and is a former Chief Justice of Ontario and
                       Justice of the Supreme Court of Canada and was named
                       Companion, Order of Canada, in 1991. He is a director of
                       CamVec Corporation.
                       Mr. Estey is a member of the Audit Committee and Chairman of the Corporate Governance and Nominating Committee.
--------------------------------------------------------------------------------

[Photo of D. Howe]     DALLAS J. HOWE                          Director Since 1991
                                    Number of Shares Beneficially Owned -- 12,500*

                       Mr. Howe, 55, of Calgary, Alberta, is President and CEO of
                       Advanced DataSystems Ltd. and BDM Information Systems Group
                       of Companies, each an international computer systems
                       supplier. President, CEO and founder of high technology
                       information and data systems companies over twenty-five
                       years, he served on the Board of Potash Corporation of
                       Saskatchewan, the Crown corporation, from 1982 to 1989.
                       Mr. Howe is a member of the Audit Committee and the
                       Corporate Governance and Nominating Committee.
--------------------------------------------------------------------------------

[Photo of D.           DONALD E. PHILLIPS                      Director Since 1991
  Phillips]                         Number of Shares Beneficially Owned -- 10,500*

                       Mr. Phillips, 67, of Brandon, Mississippi, is a former
                       President and CEO of Pitman-Moore Inc., a producer and
                       marketer of animal feed and health products. He is Chairman of the board of directors of Synbiotics Inc., San Diego,
                       California, and a director of Great Lakes REIT Inc., Oak
                       Brook, Illinois.
                       Mr. Phillips is Chairman of the Compensation Committee.
--------------------------------------------------------------------------------

[Photo of P.           PAUL J. SCHOENHALS                      Director Since 1992
  Schoenhals]                        Number of Shares Beneficially Owned -- 9,900*

                       Mr. Schoenhals, 58, of Calgary, Alberta, President of
                       Petroleum Industry Training Service, was Chairman of Potash
                       Corporation of Saskatchewan, the Crown corporation, from
                       1987 to 1989. He is a former Member of the Legislative
                       Assembly and Cabinet Minister in Saskatchewan.
                       Mr. Schoenhals is a member of the Environmental Affairs
                       Committee.
--------------------------------------------------------------------------------

[Photo of D. Seaman]   DARYL K. SEAMAN                         Director Since 1989
                                     Number of Shares Beneficially Owned -- 7,000*

                       Mr. Seaman, 77, is Chairman and President of Dox Investments
                       Inc., a private holding company, in Calgary, Alberta. He is a former Chairman and CEO of Bow Valley Industries Ltd. and is a director of Bow Valley Energy Ltd., Encal Energy Ltd.
                       and Renaissance Energy Ltd., and is co-owner and a director of the Calgary Flames Hockey Club.
                       Mr. Seaman is a member of the Compensation Committee and the
                       Corporate Governance and Nominating Committee.

--------------------------------------------------------------------------------

[Photo of E.           E. ROBERT STROMBERG, Q.C.               Director Since 1991
  Stromberg]                        Number of Shares Beneficially Owned -- 15,221*

                       Mr. Stromberg, 58, is a partner in the Saskatchewan law firm
                       Robertson Stromberg. He is a director of NorSask Forest
                       Products Inc. and Hitachi Canadian Industries Ltd., a member of the Provincial Court Commission, and Chairman of the
                       Saskatoon Airport Authority.
                       Mr. Stromberg is a member of the Executive Committee.
--------------------------------------------------------------------------------

[Photo of J. Vicq]     JACK G. VICQ                            Director Since 1989
                                    Number of Shares Beneficially Owned -- 13,793*

                       Mr. Vicq, 60, a Professor in the College of Commerce,
                       University of Saskatchewan, was formerly Associate Dean and responsible for the Centre for International Business
                       Studies. He sits on committees of the Saskatchewan and
                       Canadian Institutes of Chartered Accountants.
                       Mr. Vicq is Chairman of the Audit Committee.
--------------------------------------------------------------------------------

[Photo of B. Wigmore]  BARRIE A. WIGMORE                       Director Since 1989
                                    Number of Shares Beneficially Owned -- 12,500*

                       Mr. Wigmore, 58, a retired Limited Partner with New York
                       investment banking firm Goldman, Sachs Group, Inc., headed its corporate finance activities in the electric, gas,
                       pipelines and telecommunications industries. He writes on
                       financial history and current financial markets. He is a
                       director of National Service Industries, Inc.
                       Mr. Wigmore is a member of the Compensation Committee and
                       the Corporate Governance and Nominating Committee.
--------------------------------------------------------------------------------

[Photo of T. Wright]   THOMAS J. WRIGHT                        Director Since 1999
                                    Number of Shares Beneficially Owned -- 70,000*

                       Mr. Wright, 67, of Raleigh, North Carolina, retired as
                       President of PCS Phosphate on June 30, 1999. Formerly
                       President and CEO of Texasgulf Inc., the predecessor to PCS
                       Phosphate, he has been active in many fertilizer industry
                       associations.
                       Mr. Wright is a member of the Environmental Affairs
                       Committee and the Corporate Governance and Nominating
                       Committee.
--------------------------------------------------------------------------------

* The number of shares indicated above as beneficially owned by the nominated directors includes Shares purchasable by such directors within 60 days of February 29, 2000 through the exercise of options granted by the Corporation, as follows: Isabel B. Anderson 11,500 Shares; Douglas J. Bourne 9,500 Shares; Charles E. Childers 310,000 Shares; William J. Doyle 153,500 Shares; Willard
   Z. Estey 21,500 Shares; Dallas J. Howe 11,500 Shares; Donald E. Phillips 9,500 Shares; Paul J. Schoenhals 9,500 Shares; Daryl K. Seaman 6,000 Shares;
   E. Robert Stromberg 13,500 Shares; Jack G. Vicq 13,200 Shares; Barrie A. Wigmore 11,500 Shares; and Thomas J. Wright 70,000 Shares.

     All of the above directors have had the principal occupation described above for the previous five years except as follows: Mr. Estey was Counsel to McCarthy Tetrault (law firm) from 1988 to 1996; Mr. Doyle was Executive Vice President, Potash and Sales, of the Corporation from 1995 to March 1997, President of PCS Sales from March 1997 to July 1998, and President and Chief Operating Officer of the Corporation from

July 1998 to July 1999; Mr. Wright was Executive Vice President of PCS Phosphate from 1995 to March 1997.

     The law firm of Robertson Stromberg has provided and continues to provide legal services to the Corporation. E. Robert Stromberg is a partner of Robertson Stromberg.

     During 1999, there were 11 meetings of the Board and the number of meetings held by committees of the Board were: (i) Executive Committee -- 8; (ii) Audit Committee -- 9; (iii) Compensation Committee -- 3; (iv) Environmental Affairs Committee -- 5; and (v) Corporate Governance and Nominating Committee -- 2. Each of the Corporation's directors attended at least 80% of the total of the meetings of the committees on which the director served and the meetings of the Board.

     Denis J. Cote had served on the Board since 1989 until his death in November 1999. John L.M. Hampton, Secretary to the Board, was appointed on December 21, 1999 to serve as a director and ceased to be a director on February 28, 2000. Paul S. Wise, who has served on the Board since 1989, is not seeking re-election to the Board and, therefore, his term will expire on May 11, 2000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the periods indicated, all compensation earned by each individual who served as Chief Executive Officer of the Corporation during 1999 and by each of the Corporation's other four most highly compensated executive officers as of the end of calendar year 1999 for services rendered to the Corporation and its subsidiaries (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                  AWARDS       PAYOUTS
                                               ANNUAL COMPENSATION             -------------------------
                                       -------------------------------------    SECURITIES
                                                                   OTHER        UNDERLYING
                                                                   ANNUAL         OPTIONS        LTIP         ALL OTHER
                                       SALARY       BONUS       COMPENSATION    GRANTED(3)     PAYOUTS       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR        $           $(2)            $               #            $               $
  William J. Doyle           1999      622,500      230,000            8,059      70,000        187,250        40,651(6)
  President and Chief        1998      475,000      450,000       260,319(5)      50,000         63,625         8,157(6)
  Executive Officer(4)       1997      374,083      280,000       147,392(5)      40,000         81,938         8,072(6)

  Charles E. Childers        1999      650,000            0        62,761(8)       3,600        585,156       902,094(9)
  Chairman of                1998    1,200,000    2,100,000     2,040,428(8)      80,000        265,104         5,624(9)
  the Board(7)               1997    1,100,000    2,100,000     1,009,660(8)      80,000      1,677,671        10,961(9)

  Gary E. Carlson            1999      340,000       82,500               --      30,000        140,438        9,061(13)
  President,                 1998      325,000      235,000               --      25,000         47,718        8,476(13)
  PCS Sales(10)(11)(12)      1997      246,800      225,000               --      37,500         61,453        7,553(13)

  James F. Dietz             1999      307,500       85,000               --      30,000         87,383        8,781(16)
  President, PCS Nitrogen,   1998      277,500      200,000               --      25,000         29,692        9,290(16)
  Inc.(14)(15)               1997      207,333      140,000               --      15,000         38,238        8,852(16)

  John Gugulyn               1999      266,896       90,000            1,091      30,000        109,229       19,120(18)
  Senior Vice President,     1998      213,089      138,231       52,519(17)      25,000         37,114        6,452(18)
  Administration             1997      199,031      135,342               --      25,000         47,797        6,428(18)

  Thomas J. Regan            1999      250,800       80,000               --      30,000         78,021        9,727(20)
  President, PCS Phosphate   1998      192,000      110,000               --      10,000         26,511        8,909(20)
  Company, Inc.(19)          1997      180,800      103,000               --      10,000         34,141        8,785(20)

(1) Those amounts which were paid in Canadian dollars have been converted to United States dollars using the average exchange rate for the month prior to the date of payment.
(2) Reports amounts awarded pursuant to the Corporation's Short-Term Incentive Plan and, where applicable, contractual bonuses. See "Compensation Committee -- Short-Term Incentive Compensation".
(3) Options granted pursuant to the Corporation's Stock Option Plan -- Officers and Key Employees or the Stock Option Plan -- Directors, as applicable.
(4) Prior to July 1, 1999 Mr. Doyle's principal position was President and Chief Operating Officer of the Corporation. Prior to July 1, 1998, Mr. Doyle's principal position was President, PCS Sales, and prior to March 6, 1997, Executive Vice President, Potash and Sales, of the Corporation.
(5) The amounts reported for 1998 and 1997 include payments to Mr. Doyle to reimburse him in respect of the differential between Canadian and U.S. income taxes payable by him. In addition, of the other annual compensation indicated for 1998, $63,194 reflects a 1998 payment made by the Corporation to Revenue Canada in settlement of a benefits audit for the years 1994 through 1996.
(6)  The reported amounts for 1999, 1998 and 1997 consist, respectively, of:
     (i) $35,529, $4,708 and $4,981 which represents the Corporation's contribution to the Corporation's defined contribution pension and savings plans on behalf of the indicated Named Executive Officer; and
     (ii) $5,122, $3,449 and $3,091 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer.
(7) Mr. Childers served as Chief Executive Officer of the Corporation until his retirement on June 30, 1999.
(8) Mr. Childers' contract provides for reimbursement to him in respect of the differential between Canadian and U.S. income taxes paid by him. See "Employment Contracts and Termination of Employment". The amount of such reimbursement for 1999 is not presently calculable and will be determined following the filing of Mr. Childers' Canadian and U.S. income tax returns. Of the other annual compensation indicated for 1999, $26,425 related to personal tax planning services and $24,988 related to personal travel benefits. Of the other annual compensation indicated for 1998, $546,186 reflects a payment made by the Corporation to Revenue Canada in settlement of a benefits audit for the years 1994 through 1996. Of the other annual compensation indicated for 1997, $122,018 related to personal travel benefits.
(9)  The reported amounts for 1999, 1998 and 1997 consist, respectively, of:
     (i) $32,500, $0 and $4,957 which represents the Corporation's contribution to the Corporation's defined contribution pension and savings plans on behalf of the indicated Named Executive Officer; and
     (ii) $4,594, $5,624 and $6,004 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer; and
     (iii) $715,000 for 1999 which represents a lump sum pay-out to satisfy the Corporation's obligation to the indicated Named Executive Officer for earned but unused vacation; and
     (iv) $150,000 for 1999 which represents fees paid to the indicated Named Executive Officer for services rendered as special advisor to the Corporation.
(10) Prior to July 1, 1998, Mr. Carlson's principal position was President, PCS Nitrogen, Inc. ("PCS Nitrogen").
(11) On March 6, 1997, the Corporation acquired Arcadian Corporation (now PCS Nitrogen). The compensation reported for Mr. Carlson for 1997 is for the period from March 1, 1997 to December 31, 1997.
(12) Mr. Carlson resigned from PCS Sales effective March 15, 2000 and is no longer an officer of the Corporation or its subsidiaries.
(13) The reported amounts for 1999, 1998 and 1997 consist, respectively, of:
     (i) $8,000, $6,400 and $6,651 which represents contributions by the Corporation's subsidiary to its defined contribution pension plan on behalf of the indicated Named Executive Officer; and
     (ii) $1,061, $2,076 and $902 which represents the value of the benefit for group term life insurance premiums paid by the Corporation's subsidiary on behalf of the indicated Named Executive Officer.

(14) Prior to July 1, 1998, Mr. Dietz's principal position was Executive Vice President, PCS Nitrogen.
(15) On March 6, 1997, the Corporation acquired Arcadian Corporation (now PCS Nitrogen). The compensation for Mr. Dietz for 1997 is for the period from March 1, 1997 to December 31, 1997.
(16) The reported amounts for 1999, 1998 and 1997 consist, respectively, of:
     (i) $6,400, $6,400 and $6,709 which represents contributions by the Corporation's subsidiary to its defined contribution pension plan on behalf of the indicated Named Executive Officer; and
     (ii) $2,381, $2,890 and $2,143 which represents the value of the benefit for group term life insurance premiums paid by the Corporation's subsidiary on behalf of the indicated Named Executive Officer.
(17) Of the other annual compensation indicated for 1998, $33,964 reflects a payment by the Corporation to Revenue Canada in settlement of a benefits audit for the years 1994 through 1996.
(18) The reported amounts for 1999, 1998 and 1997 consist, respectively, of:
     (i) $17,132, $4,721 and $4,930 which represents the Corporation's contribution to its defined contribution pension and savings plans on behalf of the indicated Named Executive Officer; and
     (ii) $1,988, $1,731, and $1,498 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer.
(19) Prior to July 1, 1999, Mr. Regan's principal position was Executive Vice President, PCS Phosphate Company, Inc. and prior to April 1, 1997, Vice President Administration, PCS Phosphate Company, Inc.
(20) The reported amounts for 1999, 1998 and 1997 consist, respectively, of:
     (i) $8,000, $8,000 and $8,000 which represents contributions by the Corporation's subsidiary to its defined contribution pension plan on behalf of the indicated Named Executive Officer; and
     (ii) $1,727, $909, and $785 which represents the value of the benefit for group term life insurance premiums paid by the Corporation's subsidiary on behalf of the indicated Named Executive Officer.

OPTIONS

     The following table sets forth information concerning the grants of stock options to the Named Executive Officers during the year ended December 31, 1999.

                            OPTION GRANTS DURING THE
                      MOST RECENTLY COMPLETED FISCAL YEAR


----------------------------------------------------------------------------------------------------------------------------
                                                        INDIVIDUAL GRANTS
                            NUMBER OF
                            SECURITIES      % OF TOTAL OPTIONS
                            UNDERLYING       GRANTED TO              EXERCISE OR                             GRANT DATE
                             OPTIONS        EMPLOYEES IN FISCAL      BASE PRICE                              PRESENT VALUE
  NAME                      GRANTED(3)#         YEAR                   $/SHARE         EXPIRATION DATE         (4)(5)$
  William J. Doyle(1)          70,000               8.68                  43.6875         Nov. 9, 2009           948,500
  Charles E. Childers(2)        3,600                 --                  43.6875         Nov. 9, 2009            48,780
  Gary E. Carlson(1)           30,000               3.72                  43.6875         Nov. 9, 2009           406,500
  James F. Dietz(1)            30,000               3.72                  43.6875         Nov. 9, 2009           406,500
  John Gugulyn(1)              30,000               3.72               Cdn. 64.20         Nov. 9, 2009           406,907
  Thomas J. Regan(1)           30,000               3.72                  43.6875         Nov. 9, 2009           406,500
----------------------------------------------------------------------------------------------------------------------------

(1) Options granted pursuant to the Corporation's Stock Option Plan -- Officers and Key Employees.
(2)  Options granted pursuant to the Corporation's Stock Option Plan --
     Directors.
(3) Options granted on November 9, 1999. Subject to the terms of the applicable plan, each option is exercisable with respect to one-half of the indicated number on or after November 9, 2000 and with respect to the balance of the indicated number on or after November 9, 2001 (or earlier in the event of a "change of control" of the Corporation as defined in the Corporation's Stock Option Plan -- Officers and Key Employees or Stock Option Plan -- Directors, as applicable). All options are transferable (without consideration) to the spouse, children and grandchildren of the original optionee (or to a trust, partnership or limited liability company, the entire beneficial interest of which is held by one or more of the foregoing persons), in accordance with the terms and conditions of the Stock Option Plan -- Officers and Key Employees or Stock Option Plan -- Directors, as applicable.
(4) The Modified Black-Scholes Option Pricing Model was used to determine the grant date present value of the stock options granted in November, 1999 by the Corporation to the Named Executive Officers. Under the Modified Black-Scholes Option Pricing Model, the grant date present value of the stock options referred to in the table was Cdn. $19.99 per Share for Mr. Gugulyn and $13.55 per Share for Mr. Doyle, Mr. Childers, Mr. Carlson, Mr. Dietz and Mr. Regan. The material assumptions and adjustments incorporated in the Modified Black-Scholes Option Pricing Model in estimating the value of options reflected in the above table include the following:
     (i) an option term of 8 years; with respect to the options granted to Mr. Gugulyn, an interest rate of 6.02% (representing the interest rate on a Canadian Treasury security with a maturity date corresponding to that of the option term) and with respect to options granted to Mr. Doyle, Mr. Childers, Mr. Carlson, Mr. Dietz and Mr. Regan, an interest rate of 6.03% (representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term);
     (ii) with respect to the options granted to Mr. Gugulyn, volatility of 27.76% (calculated using daily stock prices on The Toronto Stock Exchange for the three-year period prior to the grant date) and with respect to options granted to Mr. Doyle, Mr. Childers, Mr. Carlson, Mr. Dietz and Mr. Regan, volatility of 27.88% (calculated using daily stock prices on the New York Stock Exchange for the three-year period prior to the grant date);
     (iii) with respect to the options granted to Mr. Gugulyn, dividends at the rate of Cdn. $1.44 per Share and with respect to options granted to Mr. Doyle, Mr. Childers, Mr. Carlson, Mr. Dietz and Mr. Regan, dividends at the rate of $1.00 per Share (representing the annualized dividends paid with respect to a Share at the date of grant); and
     (iv) a reduction of approximately 10% to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.
     The ultimate values of the options will depend on the future market price of the Shares, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Shares over the exercise price on the date the option is exercised.
(5) Amounts denominated in Canadian dollars are converted to United States dollars at the exchange rate in effect at the date of grant of the options.

     On November 3, 1999, the Board of the Corporation approved certain amendments to the Corporation's Stock Option Plan -- Officers & Key Employees and the Corporation's Stock Option Plan -- Directors. These amendments apply to any grant of options made on or after November 3, 1999 and, with the consent of the optionee, also apply to currently outstanding options granted pursuant to either plan, whether held by active employees, directors, or retirees.
     The first amendment extends the period during which an option is exercisable in the event that an optionee ceases to be a director, officer or employee of the Corporation by reason of his or her death or if an optionee who is a retiree pursuant to either of the plans dies. Following the amendment, the legal personal representative of the optionee is entitled to exercise any unexercised options, including such options that may vest after the date of death, during the period ending at the end of the twelfth calendar month following the calendar month in which the optionee dies, provided such options have not otherwise expired, failing which exercise the options terminate.
     The second amendment extends the period during which an option is exercisable in the event that an optionee ceases to be a director, officer or employee of the Corporation by reason of retirement in accordance with prevailing retirement policies of the Corporation. Following the amendment, the optionee is entitled to exercise any unexercised options until the expiry date of such options or the date on which such options are otherwise terminated in accordance with the provisions of the applicable plan.

     The following table sets forth the options exercised during the year ended December 31, 1999 by the Named Executive Officers and the year-end value of unexercised in-the-money options held by such individuals at December 31, 1999.

         AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                          NUMBER OF                 VALUE OF UNEXERCISED
                                                                    SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS
                                                                      OPTIONS AT FY-END                 AT FY-END(1)
                             SECURITIES                        ---------------------------------------------------------------
                             ACQUIRED ON     AGGREGATE VALUE                          #                               $
                              EXERCISE          REALIZED              #              NOT              $              NOT
NAME                              #                 $            EXERCISABLE     EXERCISABLE     EXERCISABLE     EXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
  William J. Doyle             30,000            360,000           153,500         95,000          224,719         315,630
------------------------------------------------------------------------------------------------------------------------------
  Charles E. Childers              --                 --           310,000         43,600          889,421          16,200
------------------------------------------------------------------------------------------------------------------------------
  Gary E. Carlson                  --                 --            50,000         42,500               --         135,270
------------------------------------------------------------------------------------------------------------------------------
  James F. Dietz                   --                 --            27,500         42,500               --         135,270
------------------------------------------------------------------------------------------------------------------------------
  John Gugulyn                     --                 --           106,250         42,500          911,779         111,183
------------------------------------------------------------------------------------------------------------------------------
  Thomas J. Regan                  --                 --            18,750         35,000               --         135,270
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Values are calculated by determining the amount by which the market value of the Shares underlying the options on December 31, 1999 exceeded the exercise prices of the options and converting Canadian dollar amounts to United States dollars using the December 31, 1999 exchange rate of $0.6929.

PENSION PLANS

     The Corporation maintains the Potash Corporation of Saskatchewan Inc. Pension Plan (the "PCS Plan") which generally requires all participating employees to contribute 5.5% of their earnings (or such lesser amount as is deductible for Canadian Income Tax purposes) to the PCS Plan and the Corporation to contribute an equal amount. When an individual retires, the full amount in the individual's account is used to produce the pension.

     The Corporation maintains a Supplemental Retirement Income Plan (the "Supplemental Plan") which is unfunded and non-contributory and which provides a supplementary pension benefit for the Corporation's officers and certain other key managers. Under the basic terms of the Supplemental Plan a pension benefit is provided in an amount equal to 2% of the participant's average three highest years' earnings multiplied by the participant's years of pensionable service (to a maximum of 35 years), minus any annual retirement benefit payable under the PCS Plan or certain other tax qualified plans maintained by the Corporation or any of its subsidiaries. Benefits under the Supplemental Plan are paid in the currency in which the participant's earnings are denominated. For a designated group of senior officers of the Corporation, including Mr. Doyle and Mr. Gugulyn, the benefit payable is an amount equal to: (i) 5% of the senior officer's average three highest years' earnings multiplied by the senior officer's years of pensionable service (to a maximum of 10 years), plus (ii) 2% of the senior officer's average three highest years of earnings multiplied by the senior officer's years of pensionable service in excess of 25 years to a maximum of 10 additional years, minus (iii) any annual retirement benefit payable under the PCS Plan and certain other tax qualified plans maintained by the Corporation or any of its subsidiaries. Benefits payable to employees who have reached the minimum age (55) for retirement pursuant to the Supplemental Plan are secured by letters of credit provided by the Corporation and are generally paid in the form of an annuity for life, or at a participant's election, in a single lump sum payment equal to the actuarial present value of the annual benefit provided by the Supplemental Plan.

     The following table shows the estimated annual benefits payable upon retirement to Mr. Doyle and Mr. Gugulyn pursuant to the Supplemental Plan. Estimated benefits payable pursuant to the Supplemental Plan will be reduced by any benefits payable for Mr. Doyle and Mr. Gugulyn pursuant to the PCS Plan and certain other tax qualified plans, maintained by the Corporation or any of its subsidiaries.

                   SUPPLEMENTAL RETIREMENT INCOME PLAN TABLE


------------------------------------------------------------------------------------------------------------
    REMUNERATION                                             YEARS OF SERVICE
------------------------------------------------------------------------------------------------------------
          $                     10                15                20                25                30
------------------------------------------------------------------------------------------------------------
      $ 250,000           $ 125,000         $ 125,000         $ 125,000         $ 150,000         $ 175,000
        500,000             250,000           250,000           250,000           300,000           350,000
      1,000,000             500,000           500,000           500,000           600,000           700,000
      1,500,000             750,000           750,000           750,000           900,000         1,050,000
      2,000,000           1,000,000         1,000,000         1,000,000         1,200,000         1,400,000
      3,000,000           1,500,000         1,500,000         1,500,000         1,800,000         2,100,000
      4,000,000           2,000,000         2,000,000         2,000,000         2,400,000         2,800,000

     For the purposes of the Supplemental Plan, earnings are defined as the executive's "annual base pay plus 100% of all bonuses paid or payable to the executive in a calendar year". The normal retirement age pursuant to the Supplemental Plan is 65, with a reduction in benefits for early retirement prior to age 62. No benefits pursuant to the Supplemental Plan are payable if termination occurs prior to age 55.

     As of December 31, 1999, the three highest year average earnings for purposes of the Supplemental Plan for each Named Executive Officer participating in the Supplemental Plan were as follows: $1,218,530 for Mr. Doyle and $500,175 for Mr. Gugulyn. The estimated credited years of service at assumed retirement age of 65 for each of the Named Executive Officers participating in the Supplemental Plan are as follows: 28 years for Mr. Doyle and 13 years for Mr. Gugulyn. Mr. Childers retired from his position as Chief Executive Officer of the Corporation on June 30, 1999. In lieu of an annual benefit pursuant to the Plan, he elected to receive a lump sum payment of $16,489,000 which represents the actuarial net present value of Mr. Childers annual benefits accrued under the Supplemental Plan.

     Prior to January 1, 1999, PCS Phosphate and PCS Nitrogen maintained separate defined benefit pension plans for their respective eligible U.S. employees, including Mr. Regan, Mr. Carlson and Mr. Dietz. Effective January 1, 1999 the Corporation consolidated its pension plans for U.S. employees and the Nitrogen Pension Plan was merged with and into the Phosphate Pension Plan to form a new U.S. Pension Plan (the "U.S. Pension Plan").

     Under the U.S. Pension Plan, participants age 62 or older with at least 20 years of service, receive a retirement benefit of 1 1/2% of the participant's final average compensation (as defined below) multiplied by the participant's years of service accrued after December 31, 1998 (maximum 35 years) in the form of a life annuity. Participants with service accrued prior to January 1, 1999 under the Phosphate Pension Plan or the Nitrogen Pension Plan have a portion of their retirement benefit calculated in accordance with the applicable benefit formula as in effect on December 31, 1998. Employees not meeting the minimum age or years of service requirement at termination receive a reduced benefit.

     Pursuant to the U.S. Pension Plan, final average compensation is defined as compensation for the highest paid 60 consecutive months of service out of the last 120 months of service. Compensation is defined as a participant's base pay plus bonus. The benefits available under the U.S. Pension Plan are not subject to offset for other retirement benefits.

     The retirement benefits from the U.S. Pension Plan for Mr. Regan, Mr. Carlson and Mr. Dietz are subject to certain limitations on the amount of retirement benefits that may be provided under U.S. tax qualified pension plans. PCS Phosphate maintains a supplemental benefits plan (the "Phosphate Supplemental Plan") which is an unfunded and non-qualified plan intended to provide participants therein, including Mr. Regan, the same aggregate retirement benefits such participant would have received had there been no legal limitations on the benefits provided by the U.S. plan. Mr. Carlson and Mr. Dietz do not currently participate in a supplemental plan. However, the Company is continuing to develop an appropriate supplemental retirement plan to address such limitations.

     For Messrs. Regan, Carlson and Dietz, the following table represents an estimate of the retirement income calculated pursuant to the U.S. Pension Plan for service on or after January 1, 1999 (assuming the implementation of a supplemental plan to address applicable limitations under the Internal Revenue Code for Mr. Carlson and Mr. Dietz, and taking into account Mr. Regan's benefit under the Phosphate Supplemental Plan).

                            POST-1998 SERVICE TABLE

------------------------------------------------------------------------------------------------------------
    REMUNERATION                                             YEARS OF SERVICE
------------------------------------------------------------------------------------------------------------
          $                     10                15                20                25                30
------------------------------------------------------------------------------------------------------------
      $200,000              $ 30,000          $ 45,000          $ 60,000          $ 75,000          $ 90,000
       300,000                45,000            67,500            90,000           112,500           135,000
       400,000                60,000            90,000           120,000           150,000           180,000
       500,000                75,000           112,500           150,000           187,500           225,000
       600,000                90,000           135,000           180,000           225,000           270,000

     As of December 31, 1999 the final average compensation for the purposes of the U.S. Pension Plan and any applicable supplemental plan for Mr. Regan was $283,286, for Mr. Carlson was $459,633, and for Mr. Dietz was $366,601. The estimated credited years of post-1998 service at normal retirement age of 65 for Mr. Regan is 11 years, for Mr. Carlson 20 years, and for Mr. Dietz 13 years.

     As of December 31, 1998, the PCS Phosphate Plan benefit formula provided a retirement benefit of 2% of the participant's final average compensation multiplied by the participant's years of service (maximum 35 years). The following table represents an estimate of the pre-1999 service component retirement income of Mr. Regan at the levels of average compensation and years of service shown, calculated pursuant to the benefit formulas in the PCS Phosphate Plan and the Phosphate Supplemental Plan.

                             PRE-1999 SERVICE TABLE

------------------------------------------------------------------------------------------------------------
    REMUNERATION                                             YEARS OF SERVICE
------------------------------------------------------------------------------------------------------------
          $                     10                15                20                25                30
------------------------------------------------------------------------------------------------------------
      $150,000              $ 30,000          $ 45,000          $ 60,000          $ 75,000          $ 90,000
       200,000                40,000            60,000            80,000           100,000           120,000
       250,000                50,000            75,000           100,000           125,000           150,000
       300,000                60,000            90,000           120,000           150,000           180,000
       400,000                80,000           120,000           160,000           200,000           240,000

     As of December 31, 1999, estimated credited years of pre-1999 service at a retirement age of 65 for Mr. Regan is 11 years and final average compensation is $192,586. Final average compensation is calculated in the same manner as the U.S. Pension Plan and post-1998 service, but compensation is defined as a participant's base pay only.

     As of December 31, 1998, the Nitrogen Pension Plan provided a normal monthly retirement benefit equal to the sum of (i) 1.1% of the participant's average monthly pay during the highest paid 60 consecutive calendar months of the last 120 calendar months of employment multiplied by the participant's credited service and (ii) 0.4% of (a) the excess of such average monthly pay over the participant's Social Security earnings limit multiplied by (b) the participant's credited service (up to a maximum of 35 years).

     The following table represents an estimate of the pre-1999 service component of the retirement income of Mr. Carlson and Mr. Dietz at the levels of average compensation and years of service shown calculated pursuant to the formula in the Nitrogen Pension Plan (assuming the implementation of a supplemental plan to address applicable limitations under the Internal Revenue
Code). The following calculations use the applicable social security earning limit based on Mr. Carlson's year of birth, 1953, which limit does not differ materially from that applicable to Mr. Dietz.

                             PRE-1999 SERVICE TABLE

-------------------------------------------------------------------------------------------------------------
    REMUNERATION                                             YEARS OF SERVICE
-------------------------------------------------------------------------------------------------------------
          $                     10                15                20                25                30
-------------------------------------------------------------------------------------------------------------
      $200,000               $ 14,000          $ 27,000          $ 41,000          $ 55,000          $ 69,000
       300,000                 22,000            35,000            64,000            85,000           106,000
       400,000                 29,000            42,000            86,000           115,000           144,000
       500,000                 37,000            50,000           109,000           145,000           181,000
       600,000                 44,000            57,000           131,000           175,000           219,000

     As of December 31, 1999, the estimated credited years of pre-1999 service at normal retirement age of 65 for Mr. Carlson is 7.5 years and for Mr. Dietz is 4 years. Final average compensation is the same as calculated for the purpose of the U.S. Pension Plan and post-1998 service.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

Mr. Childers

     Mr. Childers and the Corporation are parties to an agreement, the current term of which expires June 30, 2002 and pursuant to which Mr. Childers served as Chairman of the Board and Chief Executive Officer of the Corporation until June 30, 1999 and thereafter continues to serve as Chairman of the Board and as a special advisor to the Corporation. Pursuant to the agreement, Mr. Childers received salary compensation of $650,000 for the period January 1, 1999 to June 30, 1999 and for the period July 1, 1999 through June 30, 2002, Mr. Childers is entitled to receive an annual fee of $300,000 (less any amount paid for his role as Chairman and as a director). Mr. Childers' agreement provides for reimbursement to him on an annual basis of the amount by which income taxes payable in Canada exceed those which otherwise would have been payable by him in the United States. The agreement authorizes the use of the principal corporate aircraft for all business and personal travel.

     The agreement with Mr. Childers provides for payment, upon termination without cause, of an amount equal to the amounts payable for the remaining term of the agreement. In the event of termination, for any reason, the Corporation will provide a comprehensive medical, vision and dental insurance plan for Mr. Childers equivalent to the medical, vision and dental plan currently in existence, which plan shall remain in effect for the lifetime of Mr. Childers. The Corporation will also pay reasonable moving expenses of Mr. Childers upon termination of the agreement for any reason, including expiry of the term. Pursuant to the agreement, in the event that the Corporation is sold, dissolved, merged or amalgamated, Mr. Childers shall retain his position on the same terms as in the agreement or, in the alternative, the Corporation shall compensate Mr. Childers in the same manner as provided for in the agreement.

Change in Control Agreements

     Effective December 30, 1994, the Corporation, and where applicable, PCS Sales, entered into Change in Control Agreements with certain senior executives, including Mr. Doyle and Mr. Gugulyn. The initial term of each Change in Control Agreement was to December 31, 1997; however, the Change in Control Agreements were automatically renewed to December 31, 1998 and continue to be subject to automatic renewal for successive one year terms until the employee reaches age 65 or unless either party gives notice of termination. A change in control of the Corporation will be deemed to have occurred if:

     (a) there is a significant (50 percent or more) change in the Board within any two year period, not including replacement directors approved for nomination by the Board;

     (b) there occurs an amalgamation, merger, consolidation, or other transaction whereby the control of the existing shareholders of the Corporation is diluted to less than 50 percent control of the surviving or consolidated entity;

     (c) there occurs a significant (50 percent or more based on book value) sale or other disposition of the fixed assets of the Corporation within any twelve month period; or

     (d) any party acquires 20 percent or more of the voting securities of the Corporation.

     Benefits pursuant to the Change in Control Agreements will be payable upon termination of the executive's employment within two years following a change in control. Termination of the executive's employment is defined to include the executive ceasing to be employed for any reason, including constructive dismissal, except by reason of death, disability, resignation or voluntary retirement, or dismissal for dishonest or wilful misconduct.

     The severance benefit entitlements upon termination of employment following a change in control of the Corporation are:

     (a) a lump sum payment of three times the executive's base salary and average bonus for the last three years;

     (b) a lump sum payment of the pro-rata target bonus for the short year in which termination occurs;

     (c)  immediate vesting and cash out of all outstanding LTIP awards;

     Payments to be made pursuant to the foregoing and relating to the employee's bonus may be deferred by the executive for up to three years or for such other period as may be permitted by the Income Tax Act (Canada);

     (d) a credit of three additional years of service under the Supplemental Plan;

     (e) three year continuation of medical, disability, and group term life insurance. These terminate, however, upon obtaining similar coverage from a new employer or upon commencement of retiree benefits; and

     (f)  financial or outplacement counselling to a maximum of Cdn$10,000.

     All outstanding non-exercisable options granted to the executive pursuant to the Corporation's stock option plan for officers and key employees will become exercisable upon the occurrence of a change in control. In the event no public market for the shares exists, the Corporation (or PCS Sales as the case may be) will compensate the executive for the value of his options on the basis of a share value approved by the shareholders of the Corporation upon a change in control, or, if no such value has been approved, then based upon the market value of the Shares when last publicly traded. For Mr. Doyle, there is provision for a "gross up" of payments to cover excise taxes if payable in respect of such benefits.

Other

     The current severance policy of the Corporation for termination without cause, which is applicable to all salaried employees including the Named Executive Officers, is notice of impending termination, or payment of salary in lieu of notice, equivalent to two weeks for each complete year of service. Such policy is superseded by specific termination provisions contained in a written agreement.

                             COMPENSATION COMMITTEE

COMPOSITION OF THE COMPENSATION COMMITTEE

     The following individuals served as members of the Compensation Committee during the fiscal year which ended on December 31, 1999.

Denis J. Cote
Donald E. Phillips
Daryl K. Seaman
Barrie A. Wigmore

     Mr. Cote served as Chairman of the Committee until his death in November 1999. Following Mr. Cote's death, Mr. Phillips assumed the duties of Chairman.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is, at present, composed of three directors who are neither officers nor former officers of the Corporation. The Committee is charged with formulating and making recommendations to the Board in respect of compensation issues relating to directors and senior officers of the Corporation. The Committee also makes recommendations regarding the Corporation's Stock Option Plans and administers its Short and Long-Term Incentive Plans, each in accordance with its terms. In addition, the Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding corporate succession matters.

     Executive compensation policies are designed with the objective of attracting and retaining qualified executives by providing compensation packages which are competitive within the marketplace and by compensating them in a manner which encourages individual performance consistent with shareholder expectations.

Salary

     The Corporation has adopted a "broad band" salary system for senior executives (i.e. vice presidents and above, but not including the chief executive officer or subsidiary presidents) of the Corporation. Currently, under the broad band system a salary range is established by the Compensation Committee for each senior executive level after consultation with independent compensation consultants. Each individual's salary is then set within the applicable range taking into account the individual's duties, performance and experience. Individual executive salaries are subject to approval by the Chief Executive Officer and the Compensation Committee of the Board.

     The Corporation is currently completing a review of the broad band salary system. It is expected that any modifications will be effective for the year 2000 and subsequent years.

Short-Term Incentive Compensation

     The Corporation's Short-Term Incentive Plan is intended to aid in developing strong corporate management by providing financial incentives to key employees to achieve objectives which contribute materially to the Corporation's success. The plan presently provides for incentive awards based on an individual's performance, position with the Corporation and the financial results of the Corporation. Ranges of incentive awards are established for each position, which awards are expressed as a percentage of annual salary. The actual percentage used in calculating the award is generally determined by the Corporation's return on equity in relation to a pre-established target, subject to adjustment based upon the individual's performance and such other factors as the Committee deems appropriate. Under the terms of the plan, generally no payments are made when the return on equity is less than 50% of the target set by the Board for that year. For senior executives, which include the Named Executive Officers, incentive awards range from 20% to 100% of salary depending upon actual return on equity as compared to target return on equity once the minimum threshold requirement has been met, all subject to adjustment based on the Executive's performance and such other factors as the Committee deems appropriate.

     The Corporation is currently completing a review of the Corporation's Short-Term Incentive Plan with a view to ensuring it is best structured to meet the stated objectives. It is expected that any modifications to the plan will be effective for the year 2000 and subsequent years.

Long-Term Incentive Compensation

     The Corporation's Long-Term Incentive Plan, as amended, is designed to retain high-potential, high-value employees, to recognize and reward their significant contributions to the long-term success of the Corporation, and to align their interests more closely with the shareholders of the Corporation. The plan provides for the discretionary grant of units to eligible employees effective January 1, 1994 and January 1 every three years thereafter and on such other dates as circumstances warrant. A unit is a notional amount equal to the market value of a common share of the Corporation. The units are divided equally into "part one" and "part two" units upon their grant. The number of units granted to an eligible employee is approximately three times the amount determined by dividing the employee's target bonus by the closing price of the shares on the New York Stock Exchange on the first day preceding the date of the grant of the units in which a round lot of shares was traded on such Exchange.

     The units are redeemed for cash on the basis of their "market value" on a redemption date. The "market value" of a unit is the closing price of the shares on the New York Stock Exchange on the first day preceding the redemption date in which a round lot of shares was traded on such Exchange. Cash amounts payable under the plan to employees who receive salary in Canadian currency shall be converted to Canadian currency on the redemption date, based on the published exchange rate of the Bank of Canada in effect as of the close of business on the business day immediately preceding the redemption date. Redemption dates are determined by the Committee in accordance with the terms of the plan. The redemption date for the part one units may not be later than the last day of the second calendar year following the calendar year of the grant of the units. One-third of the part two units must be redeemed on or before each of the first, second and third anniversary of the grant of the units. However, in no event shall the redemption date for the part two units be later than the end of the second calendar year following the calendar year of the grant of the units.

     The number of part one units eligible to be redeemed on a redemption date is subject to adjustment based upon the performance of the Corporation and the employee, in accordance with criteria established by the Committee from time to time. The Committee may, on or before a redemption date for part one units, reduce or increase an employee's part one units by a maximum of 50%.

     As with the Short-Term Incentive Plan, the Corporation is also completing a review of the Long-Term Incentive Plan with a view to ensuring it is best structured to meet the stated objectives. It is expected that any modifications to the plan will be effective for the year 2000 and subsequent years.

     The interests of management are also tied to the interests of the Corporation's shareholders through the annual grant of options to executives and other key employees pursuant to the Corporation's Stock Option Plan -- Officers and Key Employees. The options are granted at 100% of market value, become exercisable over two years (or earlier in the event of a "change of control" as defined in the plan) and expire after ten years. Options are granted having regard to the position in and contribution made to the Corporation by the individual involved. The number of shares subject to options granted to an individual is a function of the individual's position within the Corporation and his or her ability to affect corporate performance.

     In considering whether to grant options and how many shares are to be subject to options, the Committee considers the aggregate number of options outstanding and is also guided in such matters by applicable regulatory constraints.

     In relative terms, greater emphasis within the compensation package is given to annual cash compensation (salary and short-term incentives) than to long-term incentives and options. However, each element of the package is designed to complement the others in enabling the Corporation to achieve the objectives of its compensation policies.

Chief Executive Officer Compensation

     The terms and conditions of Mr. Childers' employment with the Corporation as Chief Executive Officer were governed by an employment agreement. There is no written employment agreement with Mr. Doyle.

     The Committee reviews annually the CEO's salary, any awards under the Short and Long-Term Incentive Plans and any grant of options under the Corporation's Stock Option Plan -- Officers and Key Employees. The CEO's annual salary is determined primarily on the basis of his individual performance and the performance of the Corporation. While no mathematical weighting formula exists, the Committee considers all factors which it deems relevant including the net income of the Corporation, the Corporation's share price, the duties and responsibilities of the CEO and current compensation levels. Awards pursuant to the Short and Long-Term Incentive Plans and under the Corporation's Stock Option Plan -- Officers and Key Employees are made in accordance with the plans as outlined above.

     Reference is also made to the compensation of chief executive officers of an appropriate comparable group of companies selected by the Corporation. The comparison of the Corporation's CEO compensation to the comparable group incorporates many factors including the relative size of the companies, their profitability and share price, the duties of the chief executive officer and any other extenuating or special circumstances.

     Messrs. Childers' and Doyle's compensation for 1999 as set forth in the Summary Compensation Table was determined in accordance with the foregoing.

     Submitted on behalf of the Compensation Committee: Donald E. Phillips, Daryl K. Seaman, and Barrie A. Wigmore.

                               PERFORMANCE GRAPHS

     The following graph illustrates the Corporation's cumulative shareholder return, assuming reinvestment of dividends, by comparing a Cdn$100 investment in the Corporation's Shares at December 31, 1994 to the return on the TSE 300 Total Return Index.

                            CUMULATIVE TOTAL RETURN
          BASED ON REINVESTMENT OF CDN$100 BEGINNING DECEMBER 31, 1994 [Performance Graph]

                                                                   POTASH CORPORATION OF
                                                              SASKATCHEWAN INC. - TSE LISTING                TSE 300
                                                              -------------------------------                -------
1994/12                                                                     100                                100
1995/12                                                                     207                                115
1996/12                                                                     254                                147
1997/12                                                                     262                                169
1998/12                                                                     220                                166
1999/12                                                                     160                                219

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

     The following graph illustrates the Corporation's cumulative shareholder return, assuming reinvestment of dividends, by comparing a $100 investment in the Corporation's Shares at December 31, 1994 to the return on the Standard & Poor's 500 Index and the shareholder return of two peer groups of fertilizer producers and marketers selected by the Corporation.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1994

[Cumulative Total Return Graph]

                                       POTASH CORPORATION OF                                S&P 500
                                         SASKATCHEWAN INC.      SELF-SELECTED PEER          -------           SELF-SELECTED PEER
                                           NYSE LISTING               GROUP                                        GROUP 2
                                       ---------------------    ------------------                            ------------------
1994/12                                         100                    100                    100                    100
1995/12                                         213                    162                    138                    169
1996/12                                         259                    163                    169                    166
1997/12                                         256                    133                    226                    144
1998/12                                         200                     97                    290                     97
1999/12                                         153                     75                    351                     69

                               SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

     The Self-selected Peer Group consists of:

                  COMPANY                       SYMBOL
                  -------                       ------
Agrium Inc.*                                     AGU
IMC Global Inc.                                  IGL
Mississippi Chemical Corp.                       GRO
Phosphate Resource Partners LP**                 PLP
Terra Industries Inc.                            TRA

*   Toronto Stock Exchange listing.
**  formerly Freeport McMoran Resource Partners LP.

     The Self-selected Peer Group 2 consists of:

COMPANY                                         SYMBOL
-------                                         ------
Agrium Inc.*                                     AGU
IMC Global Inc.                                  IGL
Mississippi Chemical Corp.                       GRO
Terra Industries Inc.                            TRA

*   Toronto Stock Exchange listing.

     For this and future years, the Corporation has elected to remove Phosphate Resource Partners LP (PLP) from its self-selected peer group. PLP is no longer used by the Corporation internally as a comparator and given PLP's structure and trading characteristics, the Corporation did not feel its continued inclusion in the peer group was warranted. Therefore, Peer Group 2 will be the peer group used in subsequent years.

                           COMPENSATION OF DIRECTORS

     Each director who is not also an officer or employee of the Corporation (an "outside director") receives from the Corporation an annual retainer of $25,000, a per diem fee of $1,000 for meetings he or she attends and a travel fee of $500 per day where travel is required on a day or days on which a meeting does not occur. Outside directors receive an additional $2,500 per year, if a chairman of a Board committee. Each outside director who is a member of a Board committee receives a per diem fee of $1,000 for meetings he or she attends, provided such meetings are not held the same day as a Board meeting. Outside directors are also reimbursed for expenses incurred in discharging their responsibilities.

     On November 9, 1999, the Board granted options with limited transferability (pursuant to the Stock Option Plan -- Directors) to purchase 3,600 Shares to each of the 13 outside directors of the Corporation and to Mr. Childers, subject to the terms of the plan. Such options have an exercise price equal to the fair market value of the Shares at the time the options were granted (Cdn $64.20 per Share for non-U.S. resident directors and $43.6875 for U.S. resident directors, respectively), become exercisable over two years (or earlier in the event of a "change in control" of the Corporation as defined in the Stock Option Plan -- Directors) and expire ten years after the date on which they were granted.

                              CORPORATE GOVERNANCE

     This statement of corporate governance is made pursuant to the requirements and guidelines (the "Guidelines") of The Toronto Stock Exchange relating to disclosure of corporate governance practices.

MANDATE OF THE BOARD

     The Board has the duty to direct the management of the business and affairs of the Corporation pursuant to the powers vested in it by The Business Corporations Act (Saskatchewan) and by the articles and bylaws of the Corporation, and in accordance with obligations imposed by law.

     In furtherance of the discharge of such duties and obligations, the Board holds 8 regularly scheduled meetings annually and additional meetings to consider particular issues as required. In 1999 the Board held 11 meetings.

     The Board, either directly or through its committees, is called upon to:

     (i) approve the Corporation's annual operating and capital budgets, all material acquisitions and divestitures and the scope of its business activities;

     (ii) ensure that appropriate systems are in place to manage the Corporation's principal business risks, including financial, environmental, and regulatory risks;

     (iii) monitor and approve strategic planning, succession planning and appointment and remuneration of senior management;

     (iv) monitor and assess the integrity of the Corporation's internal controls and management information systems; and

     (v)  establish and monitor a corporate disclosure policy.

BOARD COMPOSITION

     As of February 29, 2000 fourteen directors comprised the Board. Of that number twelve were non-management or outside directors (a director that is not an officer or employee of the Corporation or its affiliates) and eleven were unrelated directors (a director free from any relationship with the Corporation which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than arising from shareholding). In determining whether directors were related or unrelated the Board applied the test set forth in the Guidelines.

     As of February 29, 2000 the Corporation did not have a significant shareholder as defined in the Guidelines.

     The Board has considered its size and has concluded that a target board size of 12 members be established, to be achieved through a staged process which would allow for an orderly retirement of existing board members and recruitment of new board members. For 2000/2001, 13 individuals are being nominated for election as directors.

INDEPENDENT BOARD ACTION

     At present the Chairman of the Board is also an officer of the Corporation, but is not a member of management.

     The Board, with twelve outside directors, eleven of whom are unrelated directors, can and does function independently of management. There are five Committees of the Board, each of which plays a significant role in the discharge of the Board's duties and obligations. Each Committee is composed wholly of outside directors, except the Executive Committee which is chaired by the Chairman and includes the Chief Executive Officer. Each Committee may, if and when considered appropriate by it to do so, retain the services of outside advisers. The Board has implemented a procedure for the Executive Committee to authorize a director to engage an outside adviser at the Corporation's expense in appropriate circumstances. The Board has established a policy of convening in-camera (i.e. without management present) during each regularly scheduled meeting of the Board.

COMMITTEES

Executive Committee

     The Executive Committee is presently composed of four directors, one of whom is, in accordance with the bylaws of the Corporation, the Chief Executive Officer. Of the other three committee members, one is the Chairman and one is a related director. Between meetings of the Board, the Executive Committee has such powers as from time to time are vested in it by the Board.

Audit Committee

     The Audit Committee is composed of three unrelated directors. The committee meets with the Corporation's financial management personnel, internal auditor and external auditor at least once each quarter to review the Corporation's financial reporting practices, procedures and internal controls and to authorize the release of unaudited quarterly financial statements, and reviews the Corporation's annual financial statements prior to their submission to the Board for approval. The committee also recommends to the Board the external auditors to be proposed to the shareholders for appointment at the annual meeting of shareholders.

Compensation Committee

     The Compensation Committee is presently composed of three unrelated directors. This committee formulates and makes recommendations to the Board in respect of compensation issues relating to senior management of the Corporation and in respect of corporate salary and benefits policy. It reviews and approves, on an annual basis, the Corporation's salary administration program. It is responsible for the annual report on executive compensation, and in consultation with the Chief Executive Officer, considers and reports to the Board regarding corporate succession matters. The Committee, from time to time, reviews the adequacy and form of directors' compensation and makes recommendations in this regard to the Board.

Environmental Affairs Committee

     The Environmental Affairs Committee is composed of four unrelated directors. The committee works to ensure that the Corporation's commitment to the protection of the environment is fulfilled. It routinely receives environmental audit reports for review and discussion with senior management and monitors environmental issues in other areas of corporate activity such as off-site transportation, distribution and storage of product. The committee reviews and discusses with management potential changes to regulatory requirements and to corporate environmental policy.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is presently composed of 5 unrelated directors. The committee is responsible for examining and reporting to the Board on matters relating to governance of the Corporation and for recommending nominees for election or appointment as directors. In addition, the committee develops, reviews and recommends to the Board for approval policies and procedures relating to corporate governance as are appropriate:

     (i) to maintain trust and confidence in the balanced attention to the different interests of the Corporation's shareholders, employees, customers and other communities of interest; and

     (ii) to ensure the effective and timely discharge by the Corporation's directors, officers and senior management of the responsibilities and duties of each.

DECISIONS REQUIRING BOARD APPROVAL

     The Board is responsible for all decisions relating to the Corporation which, by law, cannot be delegated to Board committees or management.

     The Board reviews and approves, among other things, the Corporation's annual budget, unbudgeted capital expenditures which exceed one million dollars
(Cdn), debt and equity financing, changes to capital structure, lease commitments with a net present value in excess of $5 million, material acquisitions and divestitures, appointment and remuneration of the Chief Executive Officer, directors to be proposed for election at the Corporation's annual meeting, directors compensation, and any other matter which is of material significance to the Corporation.

DIRECTOR RECRUITMENT AND BOARD EFFECTIVENESS

     The Corporate Governance and Nominating Committee acts as the nominating committee of the Board. Prior to recruiting prospective board members it reviews the strengths and weaknesses of the current Board and identifies the specific expertise and other relevant attributes which new directors should possess.

     A policy of the Corporation has been established which provides that, with the exception of directors holding such office on January 24, 2000 (the date of adoption of the policy), directors will not stand for re-election after reaching the age of seventy years.

     The Board has not established any formal measures for assessing Board, committee and individual director effectiveness. An informal evaluation forms part of the annual nominating process, with members of the Corporate Governance and Nominating Committee discussing individuals' performance, as required, with the Chief Executive Officer and other members of the Board.

     New directors are provided such orientation or education programs regarding the Corporation as is necessary or appropriate in the circumstances, including briefings by senior management and the delivery of a package of relevant written information.

SHAREHOLDER COMMUNICATION

     The Corporation has adopted a corporate disclosure policy which calls for the timely public dissemination of material information. Shareholder questions, comments and concerns may be made to the Corporation's Senior Vice President, Corporate Relations, who is responsible for implementing the disclosure policy, to the Corporate Secretary, or to the Corporation's transfer agent.

BOARD'S EXPECTATIONS OF MANAGEMENT

     The Board of Directors has adopted position descriptions for the Chairman of the Board and for the Chief Executive Officer.

     Management of the Corporation is expected to perform the following functions:

     (i) provide timely accurate reports to the Board on the business and affairs of the Corporation, including annual reports regarding strategic planning and risk management and control, and on other matters of material significance to the Corporation;

     (ii) conduct an annual budgeting process and monitor the Corporation's performance as compared to the annual budget approved by the Board;

     (iii) make such decisions and take, on a timely basis, such actions as are necessary for the Corporation to discharge its obligations and meet applicable requirements, while seeking to enhance shareholder value; and

      (iv) review on an ongoing basis the Corporation's strategies and their implementation in all key areas of the Corporation's activities.

                            APPOINTMENT OF AUDITORS

     Proxies solicited hereby will be voted to reappoint the firm of Deloitte & Touche LLP, the present auditors, as auditors of the Corporation to hold office until the next annual meeting of shareholders, unless the shareholder signing such proxy specifies otherwise. The affirmative vote of a majority of Shares voted on such matter is required to reappoint the firm of Deloitte & Touche LLP, as auditors of the Corporation. A representative of Deloitte & Touche LLP is expected to attend the Meeting. At that time the representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

                            MANNER OF VOTING PROXIES

     PROXIES SOLICITED HEREBY WILL BE VOTED OR WITHHELD FROM VOTING ON THE ELECTION OF DIRECTORS AND VOTED FOR OR AGAINST OR WITHHELD FROM VOTING ON THE APPOINTMENT OF AUDITORS, IN ACCORDANCE WITH ANY SPECIFICATIONS MADE ON THE PROXY. IN THE ABSENCE OF ANY SUCH SPECIFICATION, SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND THE APPOINTMENT OF THE AUDITORS SPECIFIED IN THIS PROXY CIRCULAR.

     The Board knows of no matters to come before the Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matters which are not now known to the Board should properly come before the Meeting or any adjournment thereof, or if amendments or variations to the matters referred to in the Notice of Annual Meeting are presented for action at the Meeting or any adjournment thereof, the proxies will be voted on such matters, amendments or variations in accordance with the best judgement of the person voting the proxy which confers such discretionary authority.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Corporation's annual meeting of shareholders in 2001 and which such shareholders are entitled to request be included in the management proxy circular for that meeting must be received at the Corporation's principal executive offices not later than February 10, 2001 under The Business Corporations Act (Saskatchewan) and not later than November 28, 2000 under Rule 14a-8(e)(2) promulgated under the U.S. Securities Exchange Act of 1934.

                                    GENERAL

     In respect of matters to be voted on at the Meeting, where a broker may not be permitted to vote Shares held in street name in the absence of instructions from the beneficial owner of the Shares, such Shares will be considered not entitled to vote, although such Shares and Shares for which the holders abstain from voting will count for purposes of determining the presence of a quorum.

     Copies of the Corporation's most recent Form 10-K together with any document incorporated by reference therein, the most recent annual financial statements together with the accompanying report of the auditor, and any interim financial statements filed subsequent to the filing of the most recent annual financial statements may be obtained on request from the Secretary of the Corporation.

     The contents and the sending of this management proxy circular have been approved by the Board.

                                          [John Hampton signature]
                                          JOHN L.M. HAMPTON
                                          Secretary
                                          March 27, 2000

                       POTASH CORPORATION
                      OF SASKATCHEWAN INC.   LOGO

PROXY                                    POTASH CORPORATION OF SASKATCHEWAN INC.
--------------------------------------------------------------------------------
FOR USE AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 11, 2000.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE CORPORATION.

The undersigned holder of common shares
("Shares") of Potash Corporation of
Saskatchewan Inc. (the "Corporation")
hereby appoints Charles E. Childers,
Chairman of the Board, or failing him,
William J. Doyle, President and Chief
Executive Officer, or failing him, Wayne
R. Brownlee, Senior Vice President,
Finance and Treasurer and Chief Financial
Officer, or failing him, John L.M.
Hampton, Senior Vice President, General
Counsel and Secretary, or instead of any of the foregoing,
------------------------------------------ ,
as proxy for the undersigned to attend,
vote and act for and on behalf of the
undersigned AT THE ANNUAL MEETING OF
SHAREHOLDERS OF THE CORPORATION TO BE HELD
AT THE DELTA BESSBOROUGH, 601 SPADINA
CRESCENT EAST, SASKATOON, SASKATCHEWAN,
CANADA ON THURSDAY, THE 11TH DAY OF MAY,
2000 (THE "MEETING") AT 10:30 A.M., and at any adjournments thereof, and hereby revokes any proxy previously given by the undersigned.

1. A SHAREHOLDER HAS THE RIGHT TO APPOINT
A PERSON WHO NEED NOT BE A SHAREHOLDER, TO
REPRESENT HIM AND TO ATTEND AND ACT ON HIS
BEHALF AT THE MEETING, OTHER THAN THE
NOMINEES DESIGNATED ABOVE, AND MAY
EXERCISE SUCH RIGHT BY INSERTING THE NAME
OF HIS NOMINEE IN THE SPACE PROVIDED ABOVE
FOR THAT PURPOSE.
-------------------------------------------
-------------------------------------------

-------------------------------------------
-------------------------------------------

2. The Shares represented by this proxy
will be voted in accordance with any
choice specified in this proxy. IF NO
SPECIFICATION IS MADE, THE PERSONS NAMED
ABOVE WILL VOTE SUCH SHARES FOR THE
ELECTION OF THE DIRECTORS NAMED IN THIS
PROXY AND FOR THE APPOINTMENT OF DELOITTE
& TOUCHE LLP AS AUDITORS OF THE
CORPORATION.

3. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Corporation.

Without limiting the general powers hereby conferred, the Shares represented by this proxy are to be:

1. [ ] VOTED FOR the election as directors of all nominees listed below (except as marked to the contrary below), or

   [ ] WITHHELD FROM VOTING for all nominees listed below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

I.B. Anderson  W.Z. Estey     P.J. Schoenhals  J.G. Vicq
D.J. Bourne    D.J. Howe      D.K. Seaman      B.A. Wigmore
C.E. Childers  D.E. Phillips  E.R. Stromberg   T.J. Wright
W.J. Doyle

2. Voted FOR [ ], or AGAINST [ ], or WITHHELD FROM VOTING [ ] on, the appointment of Deloitte & Touche LLP as auditors of the Corporation.

Dated the  __________  day of  _____________________________  , 2000.


------------------------------------------
Name of Shareholder (please print)

------------------------------------------
Signature of Shareholder


                                         POTASH CORPORATION OF SASKATCHEWAN INC.

                                                                            LOGO